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Morgans Hotel Group Co.

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On March 18, 2013, Morgans Hotel Group Co. issued a press release relating to its upcoming 2013 annual meeting of stockholders. A copy of the press release is set forth below.

MORGANS HOTEL GROUP CO. RESPONDS TO NOTICE FROM OTK ASSOCIATES LLC

New York, March 18, 2013 – Morgans Hotel Group Co. (NASDAQ: MHGC) (the “Company”) received a notice from OTK Associates, LLC of its intent to nominate a full slate of its own directors for election at the Company’s 2013 annual meeting of stockholders. The Corporate Governance and Nominating Committee will carefully review the notice and the board will respond appropriately in due course.

In its review, the board will consider, among other factors, that OTK owns approximately 14% of the Company’s outstanding shares of common stock, already holds board membership proportionate to its ownership, and is proposing to take full control of the Company’s board of directors without paying a premium to the Company’s other stockholders.

Important Additional Information and Where to Find It

The Company will be filing a proxy statement with the SEC in connection with the solicitation of proxies for its 2013 annual meeting of stockholders. Stockholders are strongly advised to read the Company’s 2013 proxy statement when it becomes available because it will contain important information. Stockholders may obtain a free copy of the 2013 proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov or the Company’s website at www.morganshotelgroup.com.

The Company, its directors and its executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with the Company’s 2013 annual meeting of stockholders. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the Company’s 2013 annual meeting, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, will be set forth in the 2013 proxy statement and the other relevant documents to be filed with the SEC. Information concerning the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on March 6, 2013, and the Company’s definitive proxy statement for the 2012 annual meeting of stockholders, which was filed with the SEC on April 16, 2012.

About Morgans Hotel Group

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates Delano in South Beach and Marrakech, Mondrian in Los Angeles, South Beach and New York, Hudson in New York, Morgans and Royalton in New York, Shore Club in South Beach, Clift in San Francisco, Ames in Boston, Sanderson and St Martins Lane in London, and a hotel in Playa del Carmen, Mexico. Morgans Hotel Group has ownership interests in or owns several of these hotels. Morgans Hotel Group has other brand and management transactions in various stages of completion, including Delano properties in Las Vegas, Nevada; Cesme, Turkey and Moscow, Russia; Mondrian properties in London, England; Istanbul, Turkey; Doha, Qatar and Nassau, The Bahamas; and a Hudson in London, England. For more information please visit www.morganshotelgroup.com.